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                                                                  EXHIBIT 23.1


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Ask Jeeves, Inc. pertaining to the Ask Jeeves, Inc. 1996 Equity Incentive Plan and 1999 Non-Officer Equity Incentive Plan and Direct Hit Technologies, Inc. 1998-A Direct Hit Stock Plan of our report dated January 17, 2000, except for Note 13, as to which the date is March 13, 2000, with respect to the consolidated financial statements of Ask Jeeves, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

Walnut Creek, California
March 24, 2000